Exhibit 23.1
Deloitte Certified Public Accountants S.A. 3a Fragkokklisias & Granikou str. Marousi Athens GR 151-25 Greece Tel: +30 210 6781 100 www.deloitte.gr

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 266588 on Form S-3 of our reports dated May 29, 2025, relating to the consolidated financial statements of Dorian LPG Ltd. and the effectiveness of Dorian LPG Ltd.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 31, 2025.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

May 29, 2025